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                                                                    Exhibit 12.2

                                  INTRODUCCION
                    AL CODIGO DE CONDUCTA Y ETICA EMPRESARIA
                     PREMISAS FUNDAMENTALES QUE LO SUSTENTAN

Las Sociedades del Grupo Telecom:

..       Como miembros activos y responsables de las comunidades en las cuales actuan, se comprometen a observar, y hacer observar, las leyes vigentes y los principios eticos generalmente aceptados para el manejo de los negocios: transparencia, rectitud y equidad;

..       Rechazan y condenan el empleo de toda conducta ilegal e impropia (con respecto a la comunidad, las autoridades publicas, los clientes, los trabajadores, los inversores y los competidores) para alcanzar los objetivos de sus negocios, objetivos que persiguen exclusivamente a traves de la excelencia de la gestion, en terminos de calidad y conveniencia de sus productos y servicios, fundados en la experiencia, la atencion al cliente y las innovaciones;

..       Adoptan soluciones organizativas que sirvan para prevenir la violacion, por parte de sus empleados y colaboradores, de los principios de legalidad, transparencia, rectitud y equidad, y llevan a cabo las medidas necesarias para asegurar que estos principios sean aplicados y cumplidos en la practica;

..       Aseguran -resguardando las fortalezas competitivas de sus negocios- al mercado, a los inversores y al publico en general, la plena transparencia de sus acciones; informando al mercado y a los inversores en base a criterios de correccion, claridad y acceso igualitario a la informacion, conscientes de la importancia que una informacion correcta acerca de sus propias actividades tiene para el mercado, los inversores y la comunidad en general;

..       Se esfuerzan por promover la competencia justa, en beneficio propio y en el de todas las otras firmas que operan en el mercado, sus clientes y los terceros interesados en general;

..       Mantienen relaciones con las autoridades publicas a nivel local, nacional e internacional, basadas en una completa y activa cooperacion y transparencia, de conformidad con sus respectivos roles, y con los objetivos economicos y los valores que fundamentan este Codigo;

..       Persiguen la excelencia y la competitividad en el mercado, y proveen a sus clientes servicios de alta calidad a fin de satisfacer sus necesidades con eficiencia, con el objetivo de otorgar una respuesta inmediata, calificada y competente a los requerimientos de los clientes, de manera correcta, cortes y servicial;

..       Estan conscientes de la importancia estrategica de los servicios que proveen para el beneficio y el crecimiento de las comunidades en las que operan y contribuyen a ello a traves de la prestacion de servicios eficientes y tecnologicamente avanzados, haciendo a tal fin de la investigacion e innovacion una condicion prioritaria para su crecimiento y exito;

..       Adoptan sus decisiones tomando en cuenta la importancia social de los servicios de telecomunicaciones y se proponen responder a las necesidades de la comunidad toda, incluyendo a sus miembros mas debiles, compatibilizando esta

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        actitud con su condicion de empresas comerciales y la consecuente necesidad de una gestion economicamente eficiente.

..       Consideran favorablemente y, en su caso, apoyan las iniciativas sociales, culturales y educativas, orientadas al desarrollo de la persona y al mejoramiento de la calidad de vida;

..       Tutelan y valorizan sus recursos humanos, reconociendo su rol fundamental, y consideran que el factor principal del exito de cada empresa es la contribucion profesional realizada por aquellos que trabajan para esta, en un contexto de equidad y confianza mutua;

..       Utilizan los recursos materiales responsablemente, con el objetivo de alcanzar un crecimiento sostenible, respetando el medio ambiente y los derechos de las generaciones futuras.

A fin de implementar y hacer efectivas las premisas fundamentales que anteceden, se aprueba y pone en vigencia el siguiente:

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                      CODIGO DE CONDUCTA Y ETICA EMPRESARIA

OBJETO
Fijar las pautas de conducta que quienes desempenen funciones en sociedades del Grupo Telecom, deberan seguir en el cumplimiento de sus tareas, con el objeto de asegurar que las mas elevadas normas eticas rijan las relaciones internas dentro de las sociedades del Grupo Telecom y las relaciones de negocios y con la comunidad en general que mantengan dichas sociedades.

ALCANCE
Este Codigo es aplicable a todos los miembros del Directorio, Sindicos, Gerente General, Directores Corporativos y Directores Ejecutivos, Gerentes y demas empleados efectivos, contratados, permanentes o semipermanentes, temporarios y pasantes (todos en conjunto y cada uno de ellos denominados "el Personal") de cada una de las sociedades del Grupo Telecom, cuyos respectivos Directorios lo han aprobado o lo aprueben como Codigo de Conducta y Etica Empresaria para dichas sociedades.

Tambien se procurara que los proveedores, contratistas, asesores y consultores de las sociedades del Grupo Telecom, acepten los principios eticos de este Codigo, a cuyo efecto se les entregara una copia, de la que acusaran recibo.

AMBITO DE APLICACION
El Grupo Telecom, entendiendose por tal, a los efectos de la aplicacion de este Codigo, a Telecom Argentina Stet-France Telecom S.A. ("Telecom Argentina") y sus sociedades controladas directas (todas en conjunto "las Sociedades" y cada una de ellas "la Sociedad").

Cuando este Codigo se refiere a la observancia de deberes, actitudes y conductas del "Personal" hacia "la Sociedad", se entendera que hace referencia a los deberes, actitudes y conductas del Personal de cada una de las Sociedades para con la sociedad del Grupo Telecom en la que cumple funciones.

DIFUSION
Este Codigo de Conducta y Etica Empresaria ("este Codigo") es de acceso publico. Debera ser puesto en conocimiento de todo el Personal que desempene funciones en las Sociedades del Grupo Telecom a la fecha de aprobacion de este Codigo y de todo el que se incorpore con posterioridad, al momento de su ingreso. Todo el Personal de las Sociedades del Grupo Telecom debera aceptar expresa y formalmente este Codigo. Tambien sera publicado en la Intranet y en la pagina Web de Telecom Argentina y sus sociedades controladas (www.telecom.com.ar) para que pueda ser consultado en cualquier momento por el Personal, los accionistas, proveedores, clientes y por cualquier interesado. Asimismo la version impresa de este Codigo estara disponible, en forma gratuita, en la sede social (Avda. Alicia Moreau de Justo No. 50, piso 13 DEG., (1107) Buenos Aires, Republica Argentina), para los accionistas que lo soliciten por correo o E-mail (pinsussa@ta.telecom.com.ar).

INDICE
1.      Conductas personales
1.1     Responsabilidades del Personal.
1.2     Responsabilidades compartidas
1.3     Conductas no permitidas
1.4     Conflicto de intereses
1.5     Oportunidades corporativas
1.6     Opiniones
2.      Relaciones de negocios
3.      Relaciones con la comunidad
3.1     Cumplimiento de las leyes, normas y regulaciones
3.2     Medio ambiente, higiene y seguridad laboral
4.      Trato justo y no-discriminacion

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5.      Calidad, uso y proteccion de la informacion de la Sociedad
5.1     Calidad de la informacion publica
5.2     Precision de los registros financieros de las Sociedad.
5.3     Negociacion con informacion privilegiada
5.4     Proteccion de la informacion confidencial
5.5     Contenido de la correspondencia y conservacion de los registros
6.      Proteccion y uso adecuado de los activos de la Sociedad
7.      Regalos
7.1     Principio general.
7.2     Regalos e invitaciones empresarios a particulares.
7.3     Regalos e invitaciones a funcionarios y empleados publicos.
7.4     Aceptacion de regalos e invitaciones.
8.      El secreto de las comunicaciones
9.      Actividades politicas y aportes
10.     Cumplimiento de este codigo
11.     Denuncia de toda conducta ilicita o antietica
12.     Dispensas y modificaciones

DESARROLLO

1.      SOBRE LAS CONDUCTAS PERSONALES

1.1     Responsabilidades del Personal

        El Personal de la Sociedad debera:
                a) Fomentar una cultura de honestidad y responsabilidad, conduciendose de acuerdo con los terminos y el espiritu de este Codigo.
                b) Alcanzar un nivel elevado de conducta etica, que debera verse reflejado en todas las actividades de la Sociedad, incluidas, sin caracter taxativo, las relaciones con empleados, clientes, proveedores, competidores, el gobierno, los accionistas y la comunidad en general.
                c) Esforzarse para merecer una reputacion de integridad, profesionalismo y rectitud.
                d) No intentar lograr indirectamente lo que esta prohibido hacer en forma directa.
                e) Obrar de buena fe, cumpliendo con lo dispuesto en las normas internas y legales.
                f) No actuar en forma arbritraria, violenta o discriminatoria, o con intenciones ofensivas o persecutorias.

1.2     Responsabilidades compartidas

        Aun las acciones bien intencionadas, cuando violan la ley o este Codigo, pueden arrojar consecuencias negativas para la Sociedad y/o para el Personal. Dichas consecuencias pueden resultar en acciones correctivas y/o sanciones disciplinarias, pudiendo incluir el despido o la remocion del respectivo cargo.

1.3     Conductas no permitidas

1.3.1 La Sociedad no admitira que el Personal, durante el cumplimiento de sus funciones o en ocasion de desempenar sus tareas para la Sociedad:

                a) Realice trabajos ajenos a la actividad de la Sociedad, durante el horario laboral, dentro o fuera de las instalaciones de la misma (esta clausula no aplica a los miembros del Directorio y Sindicos y demas Personal que cumpla funciones para la Sociedad en forma autonoma o independiente y sin sujecion a un horario laboral establecido).
                b)      Tenga un comportamiento violento.

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                c)      Consuma o este bajo el efecto de bebidas alcoholicas o
                        sustancias ilegales.
                d) No respete los derechos de los clientes, proveedores o companeros de trabajo.
                e) Trate irrespetuosamente a los clientes, utilizando un lenguaje verbal o gestual descortes, insultante, difamatorio u obsceno.
                f) Discrimine, acose sexualmente u hostigue de cualquier modo a un companero de trabajo o cualquier otra persona.
                g) Realice insinuaciones, acciones o comentarios que puedan crear un clima de intimidacion u ofensa.
                h) Falsifique o adultere informacion, firmas autorizantes, registros, comprobantes o documentacion.
                i) Ejecute transacciones (ej: cobros, pagos, etc.) u operaciones (ej: compras, ventas, instalaciones de servicios, etc.) sin encontrarse debidamente autorizado para ello o actue fraudulentamente hacia la Sociedad.

1.3.2. El Personal no podra utilizar bienes, instalaciones, materiales, servicios, u otros recursos de la Sociedad en beneficio propio o de un tercero.

1.4     Conflicto de intereses

1.4.1. El Personal tiene la obligacion de conducirse de modo honesto y etico, y de actuar en favor de los intereses de la Sociedad, intentando evitar situaciones que presenten un conflicto real o potencial entre sus intereses privados y los de la Sociedad.

        El "conflicto de intereses" se produce cuando los intereses privados de un integrante del Personal se contraponen o interfieren de cualquier modo, con los intereses de la Sociedad, o cuando el Personal (o algun miembro de su familia) recibe beneficios personales inadecuados con motivo del cargo que desempena en la Sociedad.

        El principal riesgo ante un conflicto de intereses es que se dificulte la toma de decisiones laborales o que interfiera en la realizacion del trabajo en forma eficiente y objetiva.

1.4.2. A partir de la puesta en vigencia de este Codigo no podran ingresar a la Sociedad Familiares Cercanos de quienes se encuentren desempenando funciones como miembros del Directorio, Sindicos, Gerente General, Directores Corporativos y Directores Ejecutivos.

        El ingreso de Familiares Cercanos del resto del Personal, debera contar con la aprobacion previa del Director Corporativo de Recursos Humanos.

        El termino "Familiares Cercanos" comprende a los parientes de sangre y politicos de primer y segundo grado y a las relaciones de concubinato.

1.4.3. Aunque no seria posible describir cada situacion que da lugar o en la que se configura un conflicto de intereses, los siguientes son ejemplos de situaciones que pueden constituir un conflicto de intereses y que deben ser evitadas por el Personal de la Sociedad:

                a) Aceptar dinero, regalos de cierto valor, descuentos personales (salvo si dichos descuentos son ofrecidos a todo el Personal de la Sociedad), o recibir otros beneficios otorgados en razon de su cargo, de parte de un competidor, cliente o proveedor.

                b) Competir con la Sociedad en la compra o venta de bienes, productos, servicios o en cualquier otra operacion, entendiendose por "Competir" dedicarse a la misma linea de actividades que la Sociedad o cualquiera de las otras Sociedades del Grupo Telecom, o poseer una participacion accionaria en una empresa que compita con las Sociedades del Grupo Telecom (excepto inversiones inferiores al 2% del capital social en las Sociedades autorizadas a la oferta publica).

                c) Privar a la Sociedad, en beneficio propio o de un tercero, de oportunidades de ventas o de compras de bienes, productos, servicios o derechos.

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                d)      Poseer un interes personal en una operacion que
                        involucre a la Sociedad, un competidor, cliente o proveedor, salvo los intereses inherentes al cargo que se ocupe en la Sociedad.

                e) Adoptar decisiones o cursos de accion, desde el puesto o cargo que se ocupe en la Sociedad, para proteger o mejorar cualquier inversion o interes financiero particular que se posea en una empresa con la que la Sociedad se relacione.

                f) Recibir prestamos o garantias de una obligacion, otorgados por la condicion de Personal de la Sociedad (no incluye a los prestamos para cuyo otorgamiento se haya tenido en cuenta el cargo que se desempena en la Sociedad al solo efecto de evaluar la solvencia del beneficiario).

                g) Ejercer una influencia determinante para que la Sociedad contrate a una empresa como proveedora, contratista, agente o representante, cuando dicha empresa sea de propiedad o este administrada por Familiares Cercanos, o emplee a Familiares Cercanos en posiciones jerarquicas o de direccion.

                h) Ser proveedor, agente o representante de la Sociedad, salvo en el caso de miembros del Directorio o Sindicos que integren asociaciones de profesionales liberales que presten servicios de asesoramiento a la Sociedad en forma autonoma.

                i) Cumplir funciones jerarquicas o de direccion en una empresa proveedora, agente o representante de la Sociedad, salvo en el caso de miembros del Directorio o Sindicos que integren asociaciones de profesionales liberales que presten servicios de asesoramiento a la Sociedad en forma autonoma. Los miembros del Directorio y los Sindicos podran formar parte de los Directorios o Sindicaturas de dichas empresas y desempenar en las mismas tareas de mero asesoramiento externo, informando al Directorio de la Sociedad.

1.4.4. El Personal que se viera involucrado en un conflicto de intereses, debera manejar dicho conflicto de intereses de manera etica y de conformidad con las disposiciones de este Codigo.

        Para evitar conflictos de intereses, el Personal debe informar al Director de Recursos Humanos respecto de cualquier operacion o relacion significativa de la que podria razonablemente esperarse que diera lugar a un conflicto de intereses. El Director de Recursos Humanos -con la asistencia de la asesoria juridica si fuera necesario- adoptara las disposiciones necesarias para evitar o resolver el conflicto de intereses.

        Los conflictos de intereses que involucren a los miembros del Directorio, a los Sindicos, al Gerente General o al Director de Recursos Humanos, deberan ser notificados al Presidente del Directorio.

        Cuando la importancia del conflicto de intereses lo justifique, el Director de Recursos Humanos o el Presidente del Directorio podran elevar el caso a consideracion del Directorio.

1.4.7. El Personal que no evite los conflictos de intereses o que -no dependiendo de el sino de la Sociedad evitar la situacion- no informe oportunamente los conflictos de intereses que los afectan o pudieran afectarlos, se hara pasible de medidas disciplinarias, incluso del despido o remocion del cargo.

1.5     Oportunidades corporativas

        El Personal tiene prohibido aprovechar para redito personal o de un tercero, los bienes, la informacion y las oportunidades de negocios que surjan de la situacion, cargo o funciones que desempene en la Sociedad.

1.6     Opiniones

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        La Sociedad garantiza a su Personal el derecho constitucional de expresar libremente sus opiniones individuales. Sin embargo, la opinion sobre cuestiones publicas debera ser hecha siempre a titulo personal.

        Cualquier opinion que involucre a la Sociedad debera encontrarse formalmente autorizada por un responsable (de nivel gerencial como minimo) de la Direccion Comunicaciones y Relaciones Institucionales, por el Gerente General o por el Directorio.

2.      RELACIONES DE NEGOCIOS

        La confianza y la transparencia en la comunicacion es fundamental para establecer relaciones comerciales duraderas. En este sentido hay cuatro aspectos que el Personal debera tener en cuenta:
                a) El Personal que atienda a clientes y a proveedores, debera llevar credencial provista por la Sociedad, y exhibirla en el caso que le sea requerida. Asimismo debera identificarse en las comunicaciones telefonicas o escritas.
                b) La amabilidad y la cortesia deberan ser un principio fundamental en las relaciones con los clientes, proveedores, personas de otras organizaciones y publico en general. Se debera dar un buen trato tanto en las oficinas comerciales, como por telefono o en cualquier otra situacion.
                c) En las transacciones comerciales con clientes se actuara sin favoritismos y no se dispensara trato preferencial ni discriminatorio a ningun cliente dentro de la misma categoria y condiciones similares. Las solicitudes y reclamos que planteen los clientes, se deberan canalizar de acuerdo a la normativa interna establecida al respecto por la Sociedad.
                d) Todas las decisiones relativas a la seleccion de proveedores de bienes y servicios, deberan ser adoptadas de manera imparcial. Es esencial que aquellos que compitan entre si para la celebracion de un negocio con la Sociedad, tengan absoluta confianza en la objetividad de los procedimientos de seleccion y adjudicacion del respectivo contrato.

3.      RELACIONES CON LA COMUNIDAD

3.1     Cumplimiento de las leyes, normas y regulaciones

        La Sociedad se ha comprometido a conducir sus actividades con honestidad e integridad y dando cumplimiento a todas las leyes, normas y regulaciones aplicables. En consecuencia, el Personal no debera, por ningun motivo, realizar actos ilicitos o antieticos, o instruir a otros para asi hacerlo.

        Las leyes antimonopolicas prohiben la celebracion de acuerdos o convenios entre competidores en materias tales como precios, condiciones de venta a clientes y adjudicacion de mercados o clientes. Las leyes antimonopolicas pueden ser muy complejas, y toda violacion a las mismas puede hacer pasibles a la Sociedad y a su personal de sanciones tales como multas, responsabilidad civil o penal. Cuando se presenten dudas al respecto se debera consultar a la funcion Legales.

3.2     Medio ambiente, higiene y seguridad laboral

        La Sociedad esta empenada en conducir sus negocios observando todas las leyes y reglamentaciones aplicables al medio ambiente y a la higiene y seguridad laboral y se esfuerza en proporcionar un ambiente laboral sano y seguro al Personal y evitar el impacto adverso y los perjuicios al medio ambiente y a las comunidades donde realiza su actividad. Es responsabilidad de todo el Personal esforzarse para alcanzar estos objetivos.

4.      TRATO JUSTO, NO-DISCRIMINACION

        El Personal debe empenarse en dar en todo momento un trato justo a las demas personas que trabajan en o para la Sociedad, como asi tambien a los clientes, proveedores, competidores, autoridades, funcionarios publicos y al publico en general, ajustando su conducta a la etica de las practicas comerciales.

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        Nadie debe aprovecharse injustamente de otra persona a traves de la manipulacion, el ocultamiento, el abuso de informacion privilegiada, la declaracion falsa de hechos sustanciales o cualquier otra practica desleal.

        La Sociedad adhiere a los principios eticos de no discriminacion, de respeto a las minorias y a la libertad de conciencia y compromete sus mejores esfuerzos para asegurar que las personas sean tratadas y se traten mutuamente, en forma justa, respetuosa y digna. Por lo tanto, no se toleraran conductas que impliquen discriminacion, acoso o mal trato.

        De acuerdo a los principios que sustenta, las politicas de la Sociedad para el reclutamiento, promocion y retencion del Personal prohiben la discriminacion sobre la base de cualquier criterio prohibido por la ley, ya sea, sin que la enumeracion sea taxativa, por cuestiones de raza, color, sexo, orientacion sexual, religion, opiniones politicas, edad, estado civil, nacionalidad, discapacidad o estatus social.

5.      SOBRE LA CALIDAD, USO Y PROTECCION DE LA INFORMACION DE LA SOCIEDAD

5.1     Calidad de la informacion publica.

        Las Sociedades tienen la responsabilidad de establecer una comunicacion efectiva con todos sus accionistas, de modo que estos dispongan de informacion veraz, completa, precisa, oportuna y facilmente comprensible sobre todos los aspectos sustanciales relativos a la situacion financiera, los resultados de sus operaciones y todos los hechos relevantes que afecten o puedan afectar a las Sociedades del Grupo Telecom.

        Los informes y documentos que las Sociedades deben presentar ante la Comision Nacional de Valores (CNV), la United States Securities and Exchange Commission (SEC), la Bolsa de Comercio de Buenos Aires (BCBA), la New York Stock Exchange (NYSE) y las demas comunicaciones publicas a las restantes autoridades de control y a los mercados, incluiran siempre informacion veraz, completa, precisa, oportuna y facilmente comprensible.

        Telecom Argentina ha implementado una Comision de Informacion, integrada por Ejecutivos, para colaborar en la reunion, procesamiento y supervision de la informacion destinada a la SEC y de otros documentos informativos de difusion publica. Todo el Personal del Grupo Telecom debera prestar plena colaboracion a la tarea que desarrolle la Comision de Informacion y la informacion que le suministren debera ser veraz, completa, precisa, oportuna y facilmente comprensible.

5.2     Precision de los registros financieros de la Sociedad

        Es proposito de la Sociedad observar las mejores practicas en todas las cuestiones relativas a contabilidad, controles financieros, informacion interna y tributacion. No podra haber ninguna operacion realizada por la Sociedad que no este debidamente y oportunamente contabilizada. Todos los libros, registros contables y cuentas de la Sociedad deben reflejar con precision las operaciones y los hechos, y cumplir tanto con los principios contables exigidos, como con el sistema de controles internos de la Sociedad. Los registros no deberan distorsionarse de modo alguno para ocultar, enmascarar o alterar la verdadera situacion financiera de la Sociedad.

        El Personal que tenga conocimiento de una violacion de este principio, debera informarlo de inmediato en la forma prevista en el punto 11 de este Codigo.

5.3     Negociacion con informacion privilegiada

        Es ilicito utilizar informacion privilegiada (entendiendose por tal la informacion no publica) relativa a la Sociedad y/o al Grupo Telecom, sus operaciones, su situacion financiera, sus resultados o hechos relevantes que los involucren, para la compra o la venta o cualquier tipo de operacion con acciones, obligaciones negociables o cualquier valor negociable emitido por cualquiera de las Sociedades del Grupo Telecom. o por Nortel Inversora S.A. Tambien es ilicito proporcionar dicha informacion privilegiada o brindar un consejo o sugerencia a cualquier persona para los mismos fines. Toda la informacion no

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        publica sera considerada como informacion corporativa privilegiada y nunca debe usarse para obtener un redito personal o procurarselo a un tercero.

        El Personal debera tomar conocimiento y observar la normativa de Telecom Argentina sobre la negociacion con informacion privilegiada, que puede ser consultada en la Intranet.

        Ante dudas sobre la oportunidad y condiciones en que pueden comprar, vender u operar de cualquier otro modo con valores negociables emitidos por Sociedades del Grupo Telecom o por Nortel Inversora S.A., el Personal debera contactarse con el Director Corporativo de Recursos Humanos y abstenerse de realizar la operacion hasta que su consulta sea respondida. Los miembros del Directorio y los Sindicos podran consultar a Secretaria General.

5.4     Proteccion de la informacion confidencial

        La informacion confidencial de la Sociedad, relativa a sus actividades, constituye un activo valioso. La proteccion de esta informacion resulta vital para el crecimiento de la empresa y su posibilidad de competir, y toda la informacion de propiedad de la Sociedad debe mantenerse en estricta confidencialidad, salvo que la Sociedad haya autorizado que se revele o asi lo exijan las normas legales.

        La informacion confidencial de la Sociedad comprende toda la informacion no publica que podria ser de utilidad para los competidores o cuya divulgacion podria ocasionar un perjuicio a la Sociedad, a sus accionistas o a sus clientes. La informacion confidencial sobre propiedad intelectual (por ejemplo, secretos comerciales, patentes, marcas de fabrica y derechos de autor), asi como los planes, objetivos y estrategias comerciales, estrategias tecnologicas, de investigacion y nuevos productos, la conformacion tecnica de la infraestructura y redes, los sistemas informaticos y software desarrollados por la Sociedad, los registros, bases de datos, informacion salarial y de beneficios, informacion medica del personal, listas de clientes, empleados y proveedores y toda informacion financiera y de precios no publicada y cualquier informacion relativa a los accionistas, a la Sociedad o al Grupo Telecom, debe ser protegida.

        El Personal, en calidad de productor, custodio, usuario o destinatario de este tipo de informacion, debera protegerla adecuadamente; asegurando para ello su individualizacion, categorizacion y custodia, de acuerdo a las normas internas e instrucciones vigentes.

        El uso y/o la distribucion no autorizada de informacion confidencial, constituye una violacion a este Codigo y podria tener consecuencias negativas tanto para la Sociedad como para los individuos involucrados. En estos casos la Sociedad llevara adelante las acciones disciplinarias y/o legales que correspondan.

        La Sociedad respeta los derechos de propiedad y la informacion confidencial de otras empresas y requiere del Personal la observancia de tales derechos.

5.5     Contenido de la correspondencia y conservacion de los registros

        Todos los registros y comunicaciones de la Sociedad deberan ser claros, veraces, completos y exactos. El Personal debera mantener en la correspondencia un estilo correcto y conciso, evitar la exageracion, la conjetura, las conclusiones apresuradas y las observaciones ofensivas o infundadas sobre personas o instituciones. Esto se aplica a las comunicaciones y correspondencia interna y externa de toda indole, incluidos memos, notas informales o correo electronico.

        La eliminacion de los registros unicamente se podra realizar cuando exista certeza que la Sociedad o las autoridades de control no los necesitaran o requeriran en el futuro.

        Respecto al correcto uso de internet, intranet y del correo electronico, se deberan respetar las pautas corporativas vigentes (establecidas en la normativa especifica), prohibiendose las cadenas de salutacion, acceso y distribucion de material obsceno o de mal gusto, o cualquier uso que pudiera resultar violatorio de este Codigo.

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6.      PROTECCION Y USO ADECUADO DE LOS ACTIVOS DE LA SOCIEDAD

        Los activos de la Sociedad deberan utilizarse unicamente para llevar a cabo las actividades propias de la Sociedad y con arreglo a la normativa interna.

        Es responsabilidad de todo el Personal proteger los activos de la Sociedad (materiales, equipos, vehiculos, insumos, recursos financieros, informacion no publica, recursos informaticos, incluidos el hardware, software y la informacion sobre ellos, etc.) de cualquier perdida, robo, hurto u otro uso indebido, ya que estos hechos tienen un efecto directo negativo sobre las actividades de la Sociedad. Toda sospecha de perdida, robo, hurto o uso indebido de activos debera ser informado de inmediato en la forma prevista en la normativa interna de la Sociedad.

        La Sociedad no se responsabiliza por elementos o bienes del Personal y que este utilice para el desempeno de sus tareas.

7.      REGALOS

7.1     Principio general.

        No se efectuara, en ninguna forma o circunstancia, ni directa ni indirectamente, ningun pago ni se entregara a nadie objetos de valor, con el objeto de conseguir o conservar un negocio u obtener alguna otra medida o decision que se juzgue favorable.

7.2     Regalos e invitaciones empresarios a particulares.

        Los regalos empresarios ocasionales e invitaciones a empleados no gubernamentales, por razones de cortesia en el marco de las relaciones comerciales, asi como los descuentos y prestaciones gratuitas de servicios por motivos de promocion comercial, son considerados -en principio- una practica aceptable. Sin embargo, estos regalos, invitaciones y promociones comerciales deben ser infrecuentes y el valor de los mismos, modesto. No deben hacerse regalos, descuentos o invitaciones de cualquier otra especie. Ante cualquier duda, debera consultarse con el Director Corporativo de Recursos Humanos.

7.3     Regalos e invitaciones a funcionarios y empleados publicos.

        Tanto la legislacion argentina como la Ley de Practicas Corruptas en el Extranjero ("Foreign Corrupt Practices Act"), de los Estados Unidos de America, prohiben y penalizan los pagos y las entregas de objetos de valor, en forma directa o indirecta a funcionarios o empleados publicos, con el objeto de conseguir o conservar un negocio u obtener alguna medida o decision que se juzgue favorable.

        Por lo tanto, no podra hacerse ningun pago, regalo ni invitacion comercial a un funcionario o empleado publico, con la sola excepcion de regalos de poco valor o invitaciones comerciales no frecuentes, efectuados por razones de cortesia o descuentos y prestaciones gratuitas de servicios por motivos de promocion comercial y en todos los casos previa aprobacion del Gerente General.

7.4     Aceptacion de regalos e invitaciones.

        Todo regalo que sea ofrecido al Personal en razon del cargo que ocupa en la Sociedad, debera ser rechazado o restituido cuando su aceptacion dificulte la toma de decisiones o no permita cumplir con el trabajo en forma eficiente, objetiva o etica.

        El Personal de la Sociedad podra aceptar:

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                a)      El transporte en el caso que fuese necesario concurrir a
                        tareas de capacitacion, demostraciones o reuniones ejecutivas con clientes (previamente autorizado por un nivel gerencial, si correspondiera).
                b) Bonificaciones y descuentos promocionales, si las ventajas no son exclusivas.
                c) Obsequios de poco valor (calendarios, lapiceras, agendas, etc.), que sean habitualmente ofrecidos a empleados de otras sociedades cuya relacion comercial con quien ofrece el regalo fuera similar.

        Los regalos de otra clase no deberan aceptarse. Si el Personal recibiera un obsequio no permitido (dinero, regalos importantes, viajes, etc.), que no hubiera tenido la ocasion de rechazar, el receptor del mismo debera notificar el hecho al Director de Recursos Humanos, quien determinara su destino, disponiendo, si correspondiere, su restitucion o su utilizacion para beneficencia.

8.      EL SECRETO DE LAS COMUNICACIONES

        Las leyes y regulaciones vigentes respecto del secreto de las comunicaciones sancionan los actos de interferencia o escucha de las comunicaciones. Ademas de ser ilegales, dichas violaciones causan gravisimos danos a la reputacion de la Sociedad.

        El Personal que tome conocimiento o sospeche la existencia de una violacion o intento de violacion de las leyes sobre secreto de las comunicaciones, debera denunciarlo a su superior jerarquico quien instrumentara las medidas correctivas aplicables.

9.      ACTIVIDADES POLITICAS Y APORTES

        La Sociedad no realizara aportes ni contribuciones a partidos o agrupaciones politicas.

        No es intencion de la Sociedad desalentar o impedir que los integrantes del Personal, en forma individual, efectuen aportes o contribuciones a partidos o agrupaciones politicas o se comprometa en actividades politicas en nombre propio, aunque no podra desarrollarlas en horario laboral, ni en el lugar de trabajo, ni en instalaciones de la Sociedad.

        La Sociedad no reintegrara (ni directa ni indirectamente), a ningun integrante del Personal, los aportes o contribuciones a partidos o agrupaciones politicas, que hubiese efectuado en forma personal.

        Los integrantes del Personal, como ciudadanos, podran participar de actividades publicas y asumir cargos civicos, siempre que esto no implique un conflicto de intereses entre su posicion en la Sociedad y la funcion publica.

10.     CUMPLIMIENTO DE ESTE CODIGO

        La Sociedad reconoce la necesidad de que este Codigo sea aplicado en forma equitativa a todo el Personal, que debera cumplir todas las disposiciones de este Codigo. Las infracciones al mismo constituyen faltas laborales que pueden dar lugar a la aplicacion de medidas correctivas o disciplinarias apropiadas a la gravedad de la falta, incluido el despido o la remocion del cargo. En caso de infracciones que impliquen conductas ilicitas, el Directorio podra disponer su denuncia a las autoridades competentes.

        Las violaciones a este Codigo deben ser notificadas de conformidad con lo previsto en el punto 11 del presente ("Denuncia de Toda Conducta Ilicita o Antietica").

        La Sociedad desea promover la aplicacion de los principios que fundamentan este Codigo por parte de aquellos con quienes hace negocios. En consecuencia, se prohibe la contratacion de un tercero para realizar cualquier acto prohibido por las normas juridicas o por este Codigo o hacer negocios con quienes, intencional y ostensiblemente, violan la ley
        o los principios fundamentales de este Codigo.

11.     DENUNCIA DE TODA CONDUCTA ILICITA O ANTIETICA

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11.1.   La Sociedad promueve que el Personal denuncie de inmediato cualquier violacion efectiva o potencial de las disposiciones de este Codigo y se compromete a investigar seriamente toda denuncia realizada de buena fe respecto de tales violaciones.

        La Sociedad no tolerara ninguna clase de represalia por denuncias o quejas que fueran hechas de buena fe respecto de conductas indebidas. La comunicacion abierta de dudas y preocupaciones por parte de todo el Personal, sin temor a reacciones negativas o represalias, es juzgada vital para la implementacion exitosa de este Codigo. Se solicita a todo el Personal su cooperacion en las investigaciones internas de conductas indebidas o de infracciones de este Codigo.

11.2. La Direccion de Recursos Humanos tendra autoridad y responsabilidad primaria por el cumplimiento de este Codigo.

11.3. Todo acto que viole las leyes, normas o reglamentaciones vigentes o este Codigo, debera ser denunciado inmediatamente de la siguiente forma:

     . Denuncias en general: deberan presentarse ante el superior inmediato o ante la funcion Recursos Humanos. La funcion Recursos Humanos evaluara la situacion, elaborara un dictamen con las acciones a seguir y lo elevara al Director Corporativo de Recursos Humanos, quien resolvera las medidas a adoptar.

     . Denuncias sobre asuntos contables o control interno: deberan realizarse ante la funcion Auditoria. El Director Corporativo de Auditoria evaluara la situacion, elaborara un dictamen con la propuesta de las acciones a seguir y, en caso de corresponder, lo elevara ante la Comision Transitoria de Auditoria (y ante el Comite de Auditoria cuando la reemplace), para que evalue el caso y resuelva o, si se lo estima pertinente, lo eleve al Directorio para que este resuelva.

     . Denuncias que involucren a un miembro del Directorio, un Sindico, al Gerente General y a los Directores Corporativos de Recursos Humanos o de Auditoria: deberan presentarse ante el Presidente del Directorio, quien evaluara la situacion y, si el caso lo requiere, lo elevara al Directorio para que este resuelva.

     . Denuncias que involucren al Presidente del Directorio: deberan presentarse ante la Comision Transitoria de Auditoria (y ante el Comite de Auditoria cuando la reemplace), que evaluara la situacion y, si el caso lo requiere, lo elevara al Directorio para que este resuelva.

11.4.   En todos los casos las denuncias deberan hacerse por escrito y firmadas,
        o en forma personal. La Sociedad hara sus mejores esfuerzos para mantener la confidencialidad del caso, salvo cuando resulte contrario a la ley o a los procedimientos juridicos aplicables.

12.     DISPENSAS Y MODIFICACIONES

        Toda dispensa de las disposiciones de este Codigo concedida a un miembro del Directorio, Sindico, Director General, Director Corporativo o Director Ejecutivo, solo podra ser otorgada, mediante resolucion fundada, por la Comision Transitoria de Auditoria/el Comite de Auditoria
        o por el Directorio y, cuando tal informacion corresponda de acuerdo a la normativa aplicable, esas dispensas seran informadas a la Comision Nacional de Valores y a la United States Securities and Exchange Commission, con copia a los mercados donde cotizan las acciones de la Sociedad.

        Las dispensas de las disposiciones de este Codigo otorgadas a los restantes integrantes del Personal, podran ser otorgadas por el Director Corporativo de Recursos Humanos.

        Las modificaciones a este Codigo deberan ser aprobadas por el Directorio y tambien seran informadas a la Comision Nacional de Valores, la United States Securities and

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        Exchange Commission, la Bolsa de Comercio de Buenos Aires, la New York
        Stock Exchange y a las demas autoridades, bolsas y mercados que pudiere corresponder.